SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2004

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events.

     On February 9, 2004, Indus International, Inc. (the “Company”) closed a financing transaction with third party institutional investors through a private placement of five million shares of the Company’s common stock, par value $.001 (the “Shares”) at a price per share of $3.10. The net proceeds to the Company from the offering, after expenses, were approximately $14.4 million. The Company intends to use the proceeds from this offering to replenish cash used in the acquisition of Wishbone Systems, Inc. as well as for general corporate purposes. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares.

     On February 9, 2004, Indus International, Inc. issued the press release filed as Exhibit 99.1 with this Current Report on Form 8-K announcing the Offering.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

     (c) Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of February 6, 2004, by and between the Company and each of the Investors listed on the Schedule of Investors accompanying the Purchase Agreement.
10.2	Registration Rights Agreement for Shares, dated as of February 6, 2004, by and between the Company and each of the Investors in the Shares, as listed on the Schedule of Investors accompanying the Purchase Agreement, filed herewith as Exhibit 10.1.
99.1	Press Release, dated February 9, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Jeffrey A. Babka

Name:	Jeffrey A. Babka
Title:	Executive Vice President Finance and
Administration and Chief Financial Officer

Date: February 9, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement, dated as of February 6, 2004, by and between the Company and each of the Investors listed on the Schedule of Investors accompanying the Purchase Agreement.
10.2	Registration Rights Agreement for Shares, dated as of February 6, 2004, by and between the Company and each of the Investors in the Shares, as listed on the Schedule of Investors accompanying the Purchase Agreement, filed herewith as Exhibit 10.1.
99.1	Press Release, dated February 9, 2004.